EMPLOYMENT SECURITY AGREEMENT

         This Employment Security Agreement (the "Agreement") is entered into as of the 9th day of June, 1999, by and between Pinnacle Bank, N.A., a Georgia corporation ("Employer"), and James E. Purcell ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive is  currently employed by Employer as its President;

         WHEREAS, Employer desires to provide certain security to Executive in connection with Executive's employment with Employer; and

         WHEREAS, Executive and Employer desire to enter into this Agreement in order to memorialize their understanding with respect to the economic security that Employer is providing to Executive with respect to his employment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Term.  The term of this Agreement  shall be the period  beginning on
            ----
the date first above written and terminating on the date Executive becomes eligible for early retirement benefits under the federal Social Security program (presently age 62) (the "Term").

         2. Benefits Upon Termination of Employment.  If, at any time during the
            ---------------------------------------
Term, the employment of Executive with Employer is terminated by Employer for any reason other than Good Cause, by Executive's Voluntary Action, or due to the Disability of Executive, the following provisions shall apply:

              a. Employer shall, during the Severance Period, pay Executive compensation equal to $125,000.00 annually computed and paid compensation in monthly or other installments, similar to those being received by Executive as of the date of this Agreement Such payments shall commence as soon as practicable following the date of termination of employment

              b. Executive shall receive any and all benefits accrued under any Retirement Plans to the date of termination of employment, the amount, form and time of payment of such benefits to be determined by the terms of such Retirement Plans, and Executive's employment shall be deemed to have terminated by reason of retirement under each such Plan under circumstances that have the most favorable result for Executive hereunder.

             c. For purposes of all Retirement Plans, Executive shall be given service credit for all purposes for, and shall be deemed to be an Executive of Employer during, the Severance Period, notwithstanding the fact that he is not an Executive of Employer or any Affiliate thereof during the Severance Period; but only to the extent the terms of any such Retirement Plans and applicable law permit such credit or deemed Executive treatment. It is understood that the Executive will not be eligible for participation in the Employer's 40 1 (k) Plan during the Term in any year he does not meet the 500 hours worked requirement.

              d. During the Severance Period, Executive and his spouse will continue to be covered until Executive is eligible for Medicare coverage (presently age 65) by all Welfare Plans maintained by Employer in which he or his spouse were participating immediately prior to the date of his termination, as if he continued to be an Executive of Employer (the "Welfare Plans Continuation Coverage"); provided that, if participation in any one or more of such Welfare Plans is not possible under the terms thereof, Employer will provide substantially identical benefits. If, however, Executive obtains employment with another employer during the Severance Period, and Executive and his spouse are entitled to coverage under the new employer's health and medical insurance plans, such Welfare Plans Continuation Coverage shall be provided only to the extent that it exceeds the coverage of any substantially similar plans provided by his new employer. Should Executive die after payments begin under this Agreement but before he reaches age 62, health and medical insurance coverage shall continue for his spouse until she is eligible for Medicare coverage.

              e. During the Severance Period Executive shall not be entitled to reimbursement for Fringe benefits such as dues and expenses related to club memberships, and expenses for professional services.

              f. Executive's right to continuation of coverage under the Welfare Plans providing health and medical insurance coverage, pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (or any successor thereto), shall commence at the end of the Severance Period or, if earlier, the termination of this Agreement or forfeiture by Executive of his rights hereunder.

         3. Setoff.
            -------

              a. The payments or benefits payable to or with respect to Executive or his spouse pursuant to this Agreement shall be reduced by the amount of any claim of Employer against Executive or his spouse or any debt or obligation of Executive or his spouse owing to Employer.

              b. No payments or benefits payable to or with respect to Executive pursuant to this Agreement shall be reduced by any amount Executive or his spouse may earn or receive from employment with another employer or from any other source, except as expressly provided in Sections 7 or 10 or elsewhere in this Agreement.


         4. Death.  If Executive dies during the Severance  Period,  all amounts
            -----
payable hereunder to Executive shall cease except as otherwise provided. Any amounts otherwise payable hereunder after Executive's death shall be paid to his surviving spouse (or to his estate if his spouse should predecease him).

         5. Termination for Good Cause or Executive's  Voluntary  Action. If the
            ------------------------------------------------------------
employment of Executive with Employer is terminated for Good Cause or by Executive's Voluntary Action, Executive's base salary (at the rate in effect on the date of termination) shall be paid through the date of termination, and Employer shall have no further obligation to Executive or his spouse under this Agreement, except for benefits accrued under any Retirement Plans pursuant to subsection 2(b) above.

         6. Definitions. For purposes of this Agreement:
            -----------

              a. "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934.

              b. "Good Cause" shall mean Executive's gross negligence or gross neglect or his commission of a felony or gross misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Employer. In the absence of a demonstration of arbitrariness, the Employer's determination of what constitutes Good Cause in a particular circumstance shall be final and binding.

         Notwithstanding anything herein to the contrary, in the event Employer shall terminate the employment of Executive for Good Cause hereunder, Employer shall give at least thirty (30) days prior written notice to Executive specifying in detail the reason or reasons for Executive's termination

              c. "Retirement Plans" shall mean any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan, currently or hereinafter made available by Employer in which Executive is eligible to participate, including the Pinnacle Financial Corporation Employee Stock Ownership Plan and the Pinnacle Financial Corporation 401 (k) Plan, or any private retirement arrangement maintained by Employer solely for Executive.

              d. "Severance Period" shall mean the period beginning on the date of termination of Executive's employment under the circumstances described in
Section 2 and ending on the date the Executive becomes eligible for early retirement benefits under the federal Social Security program.


              e. "Welfare Plan" shall mean any health and dental plan, disability plan, survivor income plan and life insurance plan or arrangement currently or hereafter made available by Employer in which Executive is eligible to participate.

              f."Voluntary Action" shall mean Executive's resignation as an Executive of the Employer or his abandonment of his duties as an Executive of the Employer, including without limitation his unauthorized absence from work for a period of three or more days.

              g. "Disability" shall mean circumstances that the Employer finds to constitute the Executive's inability to perform his normal duties with the Employer as a result of accidental injury or physical or mental illness.

         7. Forfeiture. In the event Executive, during the Term, be associated, directly or indirectly, as Executive, proprietor, stockholder, partner, agent, representative, officer, or otherwise, with the operation of any business that is competitive with any business of Employer or its Affiliates within the State of Georgia, he shall immediately forfeit the right to receive any and all compensation payable under this Agreement or to enjoy any rights granted hereunder. Executive's rights under any other agreement, including without limitation the Retirement Plans, shall not be terminated upon the event of such forfeiture of rights under this Agreement. Executive's ownership (or that of his wife and children) of publicly traded securities of any such business, shall not be considered a violation of this Section. For purposes of the preceding sentence, Executive shall be considered as the stockholder with respect to any equity securities owned by his spouse and all relatives and children residing in Executive's principal residence. Notwithstanding the foregoing, Executive may participate in the affairs of any governmental, educational or other charitable institution, may engage in professional speaking and writing activities and may serve as a member of the board of directors of publicly held corporations so long as the Board of Directors of Employer, in good faith, does not determine that such activities unreasonably interfere with the business of Employer or diminish Executive's duties and obligations to Employer, and Executive shall be entitled to retain all fees, royalties and other compensation derived from such activities in addition to the compensation and other benefits otherwise payable to him.

         8. No Solicitation of Representatives and Executives.  Executive agrees
            -------------------------------------------------
that he shall not, during the Severance Period, directly or indirectly, in his individual capacity or otherwise, induce, cause, persuade, or attempt to do any of the foregoing in order to cause, any representative, agent or Executive of Employer or any of its Affiliates to terminate such person's employment relationship with Employer or any of its Affiliates, or to violate the terms of any agreement between said representative, agent or Executive and Employer or any of its Affiliates.

         9.  Confidentiality.  Executive  acknowledges  that  preservation  of a
             ---------------
continuing business relationship between Employer or its Affiliates and their respective customers, representatives, and Executives is of critical important to the continued business success of Employer and that it is the active policy of Employer and its Affiliates to guard as confidential the identity of its customers, trade secrets, pricing policies business affairs, representatives and Executives. In view of the foregoing, Executive agrees that he shall not during the Severance Period, without the prior written consent of Employer (which consent shall not be withheld unreasonably), disclose to any person or entity any information concerning the business of, or any customer, representative, agent or Executive of, Employer or its Affiliates which was obtained by Executive in the course of his employment by Employer. This section shall not be applicable if and to the extent Executive is required to testify in a legislative, judicial or regulatory proceeding pursuant to an order of Congress, any state or local legislature, a judge, or an administrative law judge.

         10.  Relief.  The  following  shall  apply in the  event of a breach or
              ------
threatened or intended breach by Executive of the covenants and agreements set forth in any of Paragraphs 8 or 9 above:

              a. Employer shall have no further obligations to Executive or any other person under this Agreement, and all amounts to which Executive or any other person would otherwise be entitled under this Agreement shall be forfeited (except as to benefits under the, Retirement Plans).

              b. Employer shall be entitled to injunctions, both preliminary and permanent, enjoining such breach or threatened or intended breach, and Executive hereby consents to the issuance thereof forthwith in any court of competent jurisdiction.

              c. The taking of any action by Employer or the forbearance of Employer to take any action with respect to such breach or intended or threatened breach, shall not constitute a waiver by Employer of any of its rights to remedies or relief under this Agreement or under law or equity.

         11. Employer Assignment. Employer may not assign this Agreement, except
             -------------------
that Employer's obligations hereunder shall be binding legal obligations of any successor to all or substantially all of Employer's business by purchase, merger, consolidation, or otherwise.

         12. Executive Assignment. No interest of Executive or his spouse or any
             -------------------
other beneficiary under this Agreement, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, Executive or his spouse or other beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

         13. Benefits Unfunded.  All rights of Executive and his spouse or other
             -----------------
beneficiary under this Agreement shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of Employer for payment of any amounts due hereunder. Neither Executive nor his spouse or other beneficiary shall have any interest in or rights against any specific assets of Employer, and Executive and his spouse or other beneficiary shall have only -the rights of a general unsecured creditor of Employer.

         14.  Waiver.  No waiver  by any party at any time of any  breach by any
              -----
other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

         15.  Applicable  Law. This Agreement shall be construed and interpreted
              ---------------
pursuant to the laws of Georgia.

         16.  Entire  Agreement. This  Agreement  contains the entire  Agreement
              -----------------
between Employer and Executive and supersedes any and all previous agreements, written or oral, among the parties relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by Employer and Executive.

         17. No Employment  Contract.  Nothing contained in this Agreement shall
             -----------------------
be construed to be an employment contract between Executive and Employer. Executive is employed at will, and Employer may terminate his employment at any time, with or without cause.

         18. Counterparts. This Agreement may be executed in counterparts,  each
             ------------
of which shall be deemed an original.

         19. Severability. In the event any provision of this  Agreement is held
             ------------
illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

         20. Successors.  This  Agreement shall be binding upon and inure to the
             ----------
benefit of the parties hereto and their respective heirs, representatives and successors.

         21. Notice.  Notices  required under this Agreement shall be in writing
             ------
and sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the others by written notice.

            If to Employer:       Attention: Chairman of the Board of Directors
                                  Pinnacle Bank, N.A.
                                  884 Elbert Street
                                  Elberton, Georgia 30635

            If to Executive:      James E. Purcell
                                  _____________________________________

                                  _____________________________________

         22. Board  Approval.  The rights and obligations of Employer under this
             ---------------
Agreement are contingent upon the approval or ratification by its Board of Directors of the execution of this Agreement on its behalf.

                  IN WITNESS WHEREOF, Executive has hereunto set his hand, and Employer has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                            EXECUTIVE

                                            /s/ James E. Purcell          (SEAL)
                                            ------------------------------
                                            James E. Purcell




                                            PINNACLE BANK, N.A.

                                            By: /s/ L. Jackson McConnell
                                               ---------------------------------
                                               Title: Chairman
                                                     ---------------------------